Exhibit 99.1

Media:	Investors:
Thomas Furr	David K. Waldman/Jody Burfening
Smart Online, Inc.	Lippert/Heilshorn & Associates
919-765-5000	212-838-3777
tfurr@smartonline.com	dwaldman@lhai.com

Valdis Hellevik
Axis Public Relations
650-401-7700
valdis@axispr.com

Smart Online Executes Second Acquisition in Q4,
Announces Purchase of Leading eCommerce Solutions Provider

Smart Online’s Platform to Offer Small Businesses eCommerce Solution
Integrated with its Accounting, HR, SFA, and CRM Applications

Acquisitions Create Larger Company with Four-Fold Increase in Smart Online Revenue Base

RESEARCH TRIANGLE PARK, N.C., October 18, 2005 — Smart Online, Inc. (OTCBB: SOLN), a leading provider of Software-as-Services (SaS) for the small-to-medium size business (SMB) market and iMart Corporation, a leading solutions provider of multi-channel eCommerce systems, today announced that Smart Online has acquired iMart for $3.4 million in cash and 205,767 shares of stock. Smart Online’s acquisition of iMart is the company’s second acquisition in the fourth quarter of 2005.

During 2006, Smart Online will integrate iMart’s proven eCommerce Storefront application into its OneBiz Conductor™ platform and make other upgrades to provide a full-featured commerce solution for selling goods over the Internet. Once completed with the integration and other enhancements, the OneBiz Conductor platform will offer the following online applications:

▪	Accounting
▪	Customer Relationship Management
▪	eCommerce Storefront
▪	Human Resource Management
▪	Sales Force Automation

“Smart Online is becoming a powerhouse in the small business Software-as-Service market, delivering, through our OneBizConductor™ Platform, a more comprehensive suite of business applications than any other offering in the marketplace today,” said Michael Nouri, president and CEO, Smart Online Inc. “According to the SBA, there are approximately 22.9 million small businesses in the United States. Our customers and the estimated 4 million visitors to the websites of our private-label partners will have access to iMart’s applications and services that will function seamlessly through our platform. This, along with iMart’s private-labeling strategy to corporations, is in line with our own approach to address this large market.”

Mr. Nouri concluded, “Strategically, Smart Online intends to capture a greater share of the dollars spent on IT by the millions of small businesses in this large, underserved market. We plan to start by exploiting cross-selling opportunities, offering our business applications to iMart’s current customer base and their eCommerce application to all of our potential customers.”

“Businesses are rapidly beginning to see the value of Internet Applications in their ability to enhance competitive advantage, efficiency and increased profitability. We are focused and positioned to service these customers through

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Smart Online Acquires iMart

our integrated software as service offerings,” said Gary Mahieu, president and CEO, iMart Corporation. “Both iMart and Smart Online share the vision of serving the SMB market and private labeling our business applications to corporations who enable their small business customers to focus on running their business. We look forward to joining Smart Online to further execute upon its strategy to deliver the most comprehensive application platform to our customers.”

iMart reported net income of approximately $1.4 million on revenues of approximately $3.4 million for the year ended 2004. During the first six months of 2005, iMart reported net income of approximately $714,000 on revenues of $1.7 million. Had the acquisition of iMart occurred on January 1, 2005, revenue for the combined entities for the six months ended June 30, 2005 would have totaled approximately $2.4 million, or 250% higher than Smart Online’s reported revenues of approximately $660,000 for the same period. Smart Online expects to retain iMart employees in Grand Rapids, Michigan and will continue to support iMart’s current subscribers of over 17,000.

Smart Online’s pro forma combined revenues for the first six months of 2005, including both iMart and the recently announced acquisition of Computility, would have totaled approximately $3.4 million, or over 400% higher than Smart Online’s reported revenue of $660,000 for the same period.

About iMart Corporation
iMart is based in Grand Rapids, Michigan, and is a leading solutions provider of multi-channel commerce systems for leading multi-level marketing companies via a private-label strategy. Founded in 1999, iMart provides innovative products and expert services to companies that conduct business with their customers via direct marketing or direct selling.

About Smart Online Inc.
Smart Online Inc. (OTCBB: SOLN), a pioneer of Web-native applications, will offer a private-label syndicated online business platform that will enable Web delivery of applications and services required to start, grow, and run small-to-medium size businesses. In 1999, Smart Online converted its business applications to a Software-as-Service (SaS) Web delivery model. Today, the company markets its Web-based business applications to customers via http://www.smartonline.com and by private-labeling its syndicated software services to Fortune 2000 corporations in the financial services, media, manufacturing and telco industries. These companies private label and add to their Web sites Smart Online’s applications to enable their existing business customers, and new customers, to run their businesses more efficiently without the upfront capital typically required for integrated business software and IT resources.
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Smart Online, the Smart Online logo, and OneBiz Conductor are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other marks belong to their respective owners.

Forward-Looking Statements
This announcement contains forward-looking statements regarding the expected impact of the acquisition of iMart on Smart Online’s net revenue, earning and product offerings. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the possibility that the transaction may not close, the reaction of the users of iMart’s and Smart Online’s products and services, the future growth of iMart’s products and services, the reaction of competitors to the transaction, and the possibility that integration following the transaction may be more difficult than expected. More information about potential factors which could affect Smart Online’s business and financial results is included in Smart Online’s Annual Report on Form 10-K for the year ended December 31, 2004 and the company’s Quarterly Reports on Form 10-Q. All forward-looking statements are based on information available to Smart Online on the date hereof, and Smart Online assumes no obligation to update such statements.
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Smart Online Acquires iMart

Pro Forma Summary of Selected Balance Sheet Data as of June 30, 2005
(unaudited)

	Smart Online, Inc.	iMart, Inc.	Pro forma Combined

TOTAL ASSETS:	$1,013,386	$882,965	$1,896,351
LONG-TERM LIABILITIES:	$-0-	$59,963	$59,963
TOTAL STOCKHOLDERS' EQUITY:	$120,008	$146,200	$266,208

Pro Forma Summary of Selected Statement of Operations Data
for the Six Months Ended June 30, 2005
(unaudited)

	Smart Online, Inc.	iMart, Inc	Pro forma Combined

TOTAL REVENUES:	$659,354	$1,746,595	$2,405,949
(LOSS) INCOME FROM OPERATIONS:	$(2,227,790)	$695,724	$(1,532,066)
NET (LOSS) INCOME ATTRIBUTED TO COMMON SHAREHOLDERS	$(1,660,964)	$713,599	$(947,365)

Pro Forma Summary of Selected Balance Sheet Data as of June 30, 2005
(unaudited)

	Smart Online, Inc.	iMart, Inc.	Computility, Inc	Pro forma Combined

TOTAL ASSETS:	$1,013,386	$882,965	$835,417	2,731,768
LONG-TERM LIABILITIES:	$-0-	$59,963	$1,062,142	1,122,105
TOTAL STOCKHOLDERS' EQUITY:	$120,008	$146,200	$(1,440,490)	(1,174,282)

Pro Forma Summary of Selected Statement of Operations Data
for the Six Months Ended June 30, 2005
(unaudited)

	Smart Online, Inc.	iMart, Inc	Computility, Inc.	Pro forma Combined

TOTAL REVENUES:	$659,354	$1,746,595	$1,034,022	3,439,971
(LOSS) INCOME FROM OPERATIONS:	$(2,227,790)	$695,724	$105,708	(1,426,358)
NET (LOSS) INCOME ATTRIBUTED TO COMMON SHAREHOLDERS	$(1,660,964)	$713,599	$1,011	(946,354)

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Smart Online Acquires iMart

Pro Forma Summary of Selected Balance Sheet Data as of December 31, 2004

	Smart Online, Inc.	iMart, Inc.	Pro forma Combined

TOTAL ASSETS:	$773,701	$935,054	$1,708,755
LONG-TERM LIABILITIES:	$1,091,814	$11,233	$1,103,047
TOTAL STOCKHOLDERS' DEFICIT:	$(1,911,090)	$356,197	$(1,554,893)

Pro Forma Summary of Selected Statement of Operations Data
for the Year Ended December 31, 2004

	Smart Online, Inc.	iMart, Inc.	Pro forma Combined

TOTAL REVENUES:	$1,002,970	$3,380,609	$4,383,579
(LOSS) INCOME FROM OPERATIONS:	$(2,801,935)	$1,422,660	$(1,379,275)
NET (LOSS) INCOME ATTRIBUTED TO COMMON SHAREHOLDERS	$(8,319,049)	$1,423,691	$(6,895,358)

Pro Forma Summary of Selected Balance Sheet Data as of December 31, 2004

	Smart Online, Inc.	iMart, Inc.	Computility, Inc.	Pro forma Combined

TOTAL ASSETS:	$773,701	$935,054	$793,886	2,502,641
LONG-TERM LIABILITIES:	$1,091,814	$11,233	$1,026,733	2,129,780
TOTAL STOCKHOLDERS' DEFICIT:	$(1,911,090)	$356,197	$(1,450,702)	(3,005,595)

Pro Forma Summary of Selected Statement of Operations Data
for the Year Ended December 31, 2004

	Smart Online, Inc.	iMart, Inc.	Computility, Inc.	Pro forma Combined

TOTAL REVENUES:	$1,002,970	$3,380,609	$1,986,522	6,370,101
(LOSS) INCOME FROM OPERATIONS:	$(2,801,935)	$1,422,660	$(244,139)	(1,623,414)
NET (LOSS) INCOME ATTRIBUTED TO COMMON SHAREHOLDERS	$(8,319,049)	$1,423,691	$(451,772)	(7,347,130)

Note: Pro Forma information does not give effect to purchase accounting.